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                                                                    EXHIBIT 10.1


           SECOND AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT


        This Second Amendment (the "Amendment"), dated this 17th day of March, 1997, amends the Amended and Restated Rights Agreement (the "Rights Agreement") by and between Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (successor to First Interstate Bank of California, a state banking corporation organized and existing under the laws of the State of California) (the "Rights Agent"). All terms not otherwise defined herein shall have the meaning given such terms in the Rights Agreement.

        WHEREAS, the Board of Directors of the Company has determined that it is desirable to amend the provision relating to the amendment of the Rights Agreement so as to provide the Company with enhanced flexibility in relation thereto;

        WHEREAS, pursuant to Section 27 of the Rights Agreement the Company may, subject to certain limitations, amend the Rights Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company deems necessary or desirable.

        NOW, THEREFORE, upon all of the terms and conditions set forth hereinafter, the Company and the Rights Agent agree as follows:

        1.      Amendment.

                Section 27 of the Rights Agreement is hereby amended by deleting the last sentence thereof in its entirety.

        2.      Miscellaneous.

        (a) Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

        (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        (c) Severability. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment shall in no way be affected, impaired or invalidated.



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        (d)     Existing Terms.  The existing terms and conditions of the
Rights Agreement shall remain in full force and effect except as such terms and conditions are specifically amended or conflict with the terms of this Amendment.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer on the day and year first above written.

The Company:                              Rights Agent:

DREYER'S GRAND ICE CREAM, INC.            CHASEMELLON SHAREHOLDER
                                          SERVICES, L.L.C.


By: ____________________________          By: _________________________________

Its: ___________________________          Its: _________________________________



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